      As filed with the Securities and Exchange Commission on May 12, 1994
                                                      Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         HAVERTY FURNITURE COMPANIES, INC.
        --------------------------------------------------------------------
               (Exact name of issuer as specified in its charter)

                Maryland                               58-0821900
       ---------------------------------      -------------------------------
       (State or other jurisdiction           (I.R.S. Employer Identification
       of incorporation or organization)                 Number)

       866 West Peachtree Street, N.W., Atlanta, Georgia  30308
       ----------------------------------------------------------------------
      (Address of Principal Executive Offices)           (Zip Code)

                        1988 INCENTIVE STOCK OPTION PLAN
                        --------------------------------
                            (Full Title of the Plan)

                                 RAWSON HAVERTY
                             Chairman of the Board
                        866 West Peachtree Street, N.W.
                            Atlanta, Georgia  30308
                                 (404) 881-1911
                  -------------------------------------------
                  (Name, address, telephone number, including
                        area code, of agent for service)

                          -----------------------------
                              Copies Requested to:
                             Helen T. Ferraro, Esq.
                           Smith, Gambrell & Russell
                           3343 Peachtree Road, N.E.
                             Suite 1800, East Tower
                          Atlanta, Georgia  30326-1010
                                 (404) 264-2620

                          -----------------------------

                       CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                  Proposed Maximum            Proposed Maximum
 Title of Securities       Amount to be          Offering Price Per         Aggregate Offering            Amount of
  to be Registered         Registered                Share(1)                    Price(1)             Registration Fee
  ----------------         ----------                -----                       -----                ----------------
 Options and Shares
 of $1.00 par value           500,000                  $13.75                    $6,875,000                 $2,371
 Common Stock                 Shares
- ---------------------------------------------------------------------------------------------------------------------------

       (1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low reported prices of the Common Stock on the Nasdaq National Market System on May 6, 1994.

       This Registration Statement covers 500,000 additional shares of the $1.00 par value Common Stock of Haverty Furniture Companies, Inc. (the "Company") issuable pursuant to the Company's 1988 Incentive Stock Option Plan, for which previously filed Registration Statements on Form S-8 are effective. The contents of the Company's earlier Registration Statements on Form S-8, File Nos. 33-28559 and 33-41150, as filed with the Securities and Exchange Commission on May 2, 1989 and June 12, 1991, registering the 1988 Incentive Stock Option Plan and registering 350,000 additional shares pursuant to that plan, respectively, are incorporated by reference.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference.

       The documents listed below are hereby incorporated by reference into this Registration Statement, and all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents:

       (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, together with those portions of the Company's 1993 Annual Report to Stockholders, including the audited financial statements contained therein, which are incorporated by reference into the Company's Form 10-K;

       (b) the Company's Definitive Proxy Statement, dated March 22, 1994, as filed with the Securities and Exchange Commission in connection with the Company's 1994 Annual Meeting of Stockholders;

       (c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, as filed with the Securities and Exchange Commission; and

       (d) the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on April 22, 1986, to register the $1.00 par value Class A Common Stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended, which Registration Statement contains a description of the Common Stock and the Class A Common Stock.

Item 4.        Description of Securities.

       No response is required to this item.

Item 5.        Interests of Named Experts and Counsel.

       Alex W. Smith, a director of the Company, is a partner of the law firm of Smith, Gambrell & Russell, Atlanta, Georgia, which serves as general counsel to the Company and receives legal fees for services rendered.

Item 6.        Indemnification of Officers and Directors.

       The Fifteenth Article of the Articles of Incorporation of the Company provides that, to the fullest extent permitted by Maryland law, no director or corporate officer of the Company shall have any liability to the Company or its stockholders for damages. The Fifteenth Article further provides that the company shall indemnify and advance expenses to its directors and corporate officers to the fullest extent that indemnification of directors is permitted by Maryland law.

       Section 2-418 of the Maryland General Corporation Law provides, under certain circumstances, for the indemnification of any director made a party to any proceeding by reason of serving as a director of a corporation against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director in connection with the proceeding.

       The Company maintains director and officer liability insurance.

Item 7.        Exemption From Registration Claimed.

       No response to this Item is required.

Item 8.        Exhibits.

       The following exhibits are filed with this Registration Statement.

       Exhibit
       Number  Description of Exhibit
       ------- ----------------------
       4.1 Registrant's 1988 Incentive Stock Option Plan, as amended.

       5.1     Opinion of Smith, Gambrell & Russell.

       23.1 Consent of Ernst & Young (included at page II-4 of this Registration Statement).

       23.2 Consent of Smith, Gambrell & Russell (contained in their opinion filed as Exhibit 5.1).

Item 9.        Undertakings.

       (a)     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1988 Incentive Stock Option Plan of Haverty Furniture Companies, Inc. of our report dated February 1, 1994 with respect to the financial statements of Haverty Furniture Companies, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                 ERNST & YOUNG


May 11, 1994
Atlanta, Georgia

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 12th day of May, 1994.

                                        HAVERTY FURNITURE COMPANIES, INC.



                                        By:  /s/ Rawson Haverty
                                             ---------------------
                                             Rawson Haverty
                                             Chairman of the Board


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                                 Title                        Date
- ----------------------------------         -------------------------         --------------
/s/ Rawson Haverty                         Chairman of the Board             May 12, 1994
- ----------------------------------
(Rawson Haverty)


/s/ John E. Slater, Jr.                    President and Chief               May 12, 1994
- ----------------------------------         Executive Officer,
(John E. Slater, Jr.)                      Director (Principal
                                           Executive Officer)



/s/ Dennis L. Fink                         Senior Vice President             May 12, 1994
- ----------------------------------         and Chief Financial
(Dennis L. Fink)                           Officer (Principal
                                           Financial Officer)



/s/ Dan C. Bryant                          Controller (Principal             May 12, 1994
- ----------------------------------         Accounting Officer)
(Dan C. Bryant)


/s/ Clarence H. Smith                      Vice President,                   May 12, 1994
- ----------------------------------         Regional Manager and
(Clarence H. Smith)                        Director


              Signature                                     Title                         Date
- -------------------------------------------         -------------------------        --------------
/s/ Rawson Haverty, Jr.                             Vice President and               May 12, 1994
- -------------------------------------------         Director
(Rawson Haverty, Jr.)


/s/ Fred J. Bates                                   Regional Manager and             May 12, 1994
- -------------------------------------------         Director
(Fred J. Bates)


/s/ Frank S. McGaughey, Jr.                         Director                         May 12, 1994
- -------------------------------------------
(Frank S. McGaughey, Jr.)


/s/ L. Phillip Humann                               Director                         May 12, 1994
- -------------------------------------------
(L. Phillip Humann)


/s/ Dr. Kenneth Black, Jr.                          Director                         May 12, 1994
- -------------------------------------------
(Dr. Kenneth Black, Jr.)


/s/ John Rhodes Haverty, M.D.                       Director                         May 12, 1994
- -------------------------------------------
(John Rhodes Haverty, M.D.)


/s/ Clarence H. Ridley                              Director                         May 12, 1994
- -------------------------------------------
(Clarence H. Ridley)


/s/ Alex W. Smith                                   Director                         May 12, 1994
- -------------------------------------------
(Alex W. Smith)



/s/ Lynn H. Johnston                                Director                         May 12, 1994
- -------------------------------------------
(Lynn H. Johnston)


/s/ William A. Parker, Jr.                          Director                         May 12, 1994
- -------------------------------------------
(William A. Parker, Jr.)


/s/ Robert R. Woodson                               Director                         May 12, 1994
- -------------------------------------------
(Robert R. Woodson)

                                 Exhibit Index



                                                          Sequential
Exhibit         Description                                Page No.
- ------          ------------------------------------      ----------

  4.1           Registrant's 1988 Incentive Stock
                Option Plan, as amended

  5.1           Opinion of Smith, Gambrell & Russell